EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

Community Bank System, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $1.00 per share	Other	600,000	$61.48	$36,888,000	0.0000927	$3,420
Equity	Common Stock, par value $1.00 per share	Other	350,497(3)	$61.48	$21,548,556	0.0000927	$1,998

	Total Offering Amounts				$58,436,556		$5,418

	Total Fee Offsets(3)						$2,339

	Net Fee Due						$3,079

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Community Bank System, Inc.	S-8	333-221190 (3)	October 27, 2017	$2,339	Equity	Common Stock	350,497	$21,548,556	$6,675
Fee Offset Sources

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of the common stock of Community Bank System, Inc. which may be issuable under the Community Bank System, Inc. 2022 Long-Term Incentive Plan, as amended (the “Plan”) to reflect stock splits, stock dividends, mergers and other capital changes.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and based upon the average of the high and low sales prices of Community Bank System, Inc.’s Common Stock on July 14, 2022, as reported on the New York Stock Exchange.

(3)	Represents 350,497 additional shares of unissued common stock that were registered pursuant to the Registration Statement on Form S-8 (No. 333-221190) filed by the Company on October 27, 2017 (such shares are referred to as the “Carried-Over Shares”) under the Community Bank System Inc. 2014 Long-Term Incentive Plan, as amended (the “Prior Plan”). Pursuant to Rule 457(p) under the Securities Act, a portion of the registration fee is offset by the registration fees previously paid with respect to such Registration Statement and a post-effective amendment to such Registration Statement to deregister the Carried-Over Shares from issuance under the Prior Plan is being filed contemporaneously with the filing of this registration statement.